UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2006

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On May 2, 2006, Popular, Inc. (the "Company") sent a notice dated as of May 1, 2006, to its directors and executive officers informing them that the Banco Popular de Puerto Rico Savings and Investment Plan (the "Plan") will be merging into the Popular, Inc. Savings & Investment Plan. As stated in the notice, Plan participants will temporarily be unable to direct or diversify the investment in their accounts or obtain distributions from the Plan during a period that is expected to begin at 12:00 a.m. on June 1, 2006 and end at 12:00 a.m. on July 3, 2006 (the "Blackout Period").

The notice further states that, the limitations on transactions during the Blackout Period will impact the Popular, Inc. Stock Fund maintained under the Plan. Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, directors and executive officers of the Company are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity securities of the Company (including any related derivative security), acquired in connection with their service as a director or employment as an executive officer, during the Blackout Period. A copy of the notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act, as amended, on April 28, 2006.

Inquiries concerning the Blackout Period or the notice should be directed to Eduardo J. Negrón, Senior Vice President and Deputy Chief Legal Officer, at Popular, Inc., 209 Muñoz Rivera Avenue, 9th Floor, San Juan, P. R. 00918, by telephone at (787) 753-1017, or by e-mail at ejnegron@bppr.com.

Item 9.01 Financial Statements and Exhibits.

The following exhibit shall be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

99.1 Notice to Directors and Executive Officers dated May 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

May 3, 2006	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers dated May 1, 2006.